UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2015

NOBILIS HEALTH CORP.
(Exact name of registrant as specified in its charter)

British Columbia	000-55274	98-1188172
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

4120 Southwest Freeway, Suite 150, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(713) 355-8614

N/A
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 9, 2015, Nobilis Health Holdings Corp. (the “Purchaser”), a British Columbia corporation and affiliated subsidiary of Nobilis Health Corp. (the “Company”) entered into an asset purchase agreement (the “Agreement”) to acquire from Victory Medical Center Plano, L.P., a Texas limited partnership (the “Partnership”) assets of the Partnership’s hospital located in Plano, Texas. The consideration to acquire the hospital assets will consist solely of Purchaser’s assumption of the Partnership’s real estate lease ($350k/mo), equipment leases ($5.5MM) and the outstanding bank debt ($7.0MM)( all figures approximate). No other liabilities will be assumed. Closing is subject to the Partnership obtaining supermajority consent of its limited partners as well as obtaining landlord consents. The Purchaser will have 30 days post-closing to formally assume the bank debt. The Agreement also contains customary representations, warranties, covenants and indemnities.

The foregoing description does not purport to be complete and is qualified in entirety by reference to the full text of the Agreement filed as Exhibit 10.1 to this Form 8-K.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit
Number	Description of Exhibit

10.1	Asset Purchase Agreement dated as of May 9, 2015 by and among Nobilis Health Holdings Corp., Victory Parent Company, LLC and Victory Medical Center Plano, LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBILIS HEALTH CORP.

/s/ Andy Chen
Andy Chen
President and Director

Date: May 15, 2015

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit

10.1	Asset Purchase Agreement dated as of May 9, 2015 by and among Nobilis Health Holdings Corp., Victory Parent Company, LLC and Victory Medical Center Plano, LP